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                                                                      EXHIBIT 16


                        [letterhead of Ernst & Young LLP]



                                                          March 5, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated March 5, 1998 of Imagyn Medical Technologies, Inc. and are in agreement with the statements with respect to our firm contained in the first, third and fourth paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Regarding the registrant's statement made pursuant to Regulation S-K Item 304(a)(v)(A), included in the fourth paragraph on page 2 therein, we had considered such matters in determining the nature, timing and extent of procedures performed in our audit of the registrant's consolidated financial statements for the year ended March 31, 1997.


                                                   /s/  ERNST & YOUNG LLP



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